Exhibit 10.5
LEAR CORPORATION
OUTSIDE DIRECTORS COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT DEFERRAL ELECTION
As of December ____, 2019, the individual whose name appears below, who is an Outside Director of the Company, hereby irrevocably elects to defer all or a portion of the amount that is payable to him or her under the terms of the award of restricted stock units (“RSU Grant”) to be granted on the date of the 2020 Annual Meeting of Stockholders of the Company. Any term capitalized herein but not defined will have the meaning set forth in the Lear Corporation Outside Directors Compensation Plan (the “Plan”). This Deferral Election relates to the RSU Grant described in the Plan and awarded to each Outside Director under the Company’s 2019 Long-Term Stock Incentive Plan, as may be amended from time to time, or a successor plan (the “LTSIP”). Any Shares of the Company’s common stock delivered on a deferred basis pursuant to this deferral election shall also be delivered from the available share reserve of the LTSIP.
1.Deferral Election. In accordance with the terms of the Plan and this Deferral Election, the Outside Director hereby irrevocably elects to defer (enter in the blank any whole percentage less than or equal to 100%):
____% of the RSU Grant to be granted in 2020.
2.Stock Account. The amount deferred under Section 1 above with respect to the RSU Grant will be credited in the form of stock units to a bookkeeping account (the “Stock Account”) as of the date the RSU Grant would otherwise have been made to the Outside Director. Such stock units are notional Shares that are payable in the form of Shares upon the distribution date. The number of stock units so credited will equal the number of RSUs that are deferred pursuant to the election above. If the Company declares a cash dividend on its common stock while the Outside Director has stock units outstanding in his or her Stock Account, then, on the payment date of the dividend, the Outside Director will be credited with dividend equivalents equal to the amount of the cash dividend per Share multiplied by the number of stock units credited to the Outside Director’s Stock Account through the record date. The dividend equivalents will be credited to a bookkeeping account under the Plan in the Outside Director’s name, which will accrue interest at the prime rate, compounded monthly (the “Interest Account,” and together with the Stock Account, the “Accounts”), until the underlying stock units are distributed.
3.Timing of Payout. Subject to the terms of the Plan and the award agreement governing the RSUs, the Outside Director hereby elects for amounts in his or her Accounts that are deferred pursuant to the election above to be distributed (or, in the case of installments, to commence being distributed) on the earliest of (a) the ninetieth (90th) day following the date he or she ceases to be a Director, (b) within ten (10) days following the date on which a Change in Control occurs, and (c) within ten (10) days following February 20, 20__ (insert a year 2022 or later or circle “N/A”).
4.Form of Payout. In accordance with the terms of the Plan, the Outside Director hereby elects the following schedule for payment of the amounts in his or her Accounts that are deferred pursuant to the election above (elect one):

_____	single total distribution of the Stock Account and the Interest Account, or

_____	equal annual installments of the Stock Account and the Interest Account (insert a whole number, not to exceed five (5) installments).
If installments are elected, the amount of each installment payment of the Interest Account will equal the product of (a) the balance in the Outside Director’s Interest Account on the date on which the payment is made, multiplied by (b) a fraction, the numerator of which is one (1) and the denominator of which is the number of unpaid remaining installments. The balance of the Interest Account will be appropriately reduced to reflect any installment payments already made hereunder. The final installment payment will be equal to the remaining balance in the Outside Director’s Interest Account on the date on which the payment is made.
5.Plan and Section 409A. This Deferral Election is subject to the terms of the Plan, including, but not limited to, those in Article 6 applicable to deferrals. The Plan and this Deferral Election are intended to comply with Code Section 409A and the regulations thereunder, and will be administered and interpreted in accordance with such intent.

IN WITNESS WHEREOF, the Outside Director has duly executed this Stock Grant Deferral Election as of the date first written above.

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Outside Director’s Signature

____________________________________
Outside Director’s Name (please print)

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